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                                                                      EXHIBIT 12

                         R.R. Donnelley & Sons Company

                       Ratio of Earnings to Fixed Charges

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
                                                                  Period Ending
                                                                    31-Dec-99
                                                                  -------------
                                                                  (in thousands
                                                                     except
                                                                     ratios)
Earnings available for fixed charges:
  Earnings (loss) from continuing operations before income taxes.   $506,529
  Less: Equity earnings of minority-owned companies..............     (1,989)
  Add: Dividends received from investees under the equity method.      2,757
  Add: Minority interest expense in majority-owned subsidiaries..        588
  Add: Fixed charges before capitalized interest.................    106,026
  Add: Amortization of capitalized interest......................      8,127
                                                                    --------
    Total earnings available for fixed charges...................   $622,036
                                                                    ========
Fixed charges:
  Interest expense...............................................   $ 88,164
  Interest portion of rental expense.............................     17,077
  Amortization of discount and capitalized expenses related to
   indebtedness..................................................        785
                                                                    --------
  Total fixed charges before capitalized interest................    106,026
  Capitalized interest...........................................      5,500
                                                                    --------
    Total fixed charges..........................................   $111,526
                                                                    ========
Ratio of earnings to fixed charges...............................       5.58
                                                                    ========
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